UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LE
United Kingdom
(Address of Principal Executive Offices)

(44) 20 33250660
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 23, 2017, LivaNova PLC (the "Company" or "LivaNova") announced that it has made applications (i) to the UK Financial Conduct Authority (the "FCA") for the cancellation of the standard listing of LivaNova's ordinary shares of £1 per share (the "Shares") on the Official List of the UK Listing Authority and (ii) to the London Stock Exchange plc (the "LSE") to cancel the admission to trading of the Shares on the main market of the LSE (the "Main Market") (together, the "Cancellation").  In connection with the Cancellation, LivaNova has also decided to terminate its UK domestic depositary interest ("DI") facility.

In accordance with UK Listing Rule 5.2.8, LivaNova is required to give at least 20 business days' notice of the intended Cancellation.  LivaNova's proposed date of cancellation is April 5, 2017.  It is expected that trading on the Main Market in the Shares will cease at the close of business on April 4, 2017, with the Cancellation becoming effective from 8:00 a.m. BST on April 5, 2017.

LivaNova will maintain its listing on the NASDAQ Global Market ("Nasdaq").

Reasons for the Cancellation

The board of directors of LivaNova (the "Board") has decided to apply for the Cancellation on a voluntary basis for the following reasons:

•	Only a small amount of trading in Shares is conducted on the LSE.
•	Generally, LivaNova will be subject to a lighter regulatory burden following the Cancellation, thereby reducing resources devoted to compliance matters.

Effect of the Cancellation

Shareholders will no longer be able to buy and sell Shares on the Main Market following the Cancellation.  In addition, as explained in more detail below under "Information for holders of DIs", LivaNova's DI facility will be terminated in connection with the Cancellation.

Following the Cancellation, LivaNova will no longer be required to comply with the continuing obligations set out in the UK Listing Rules, the UK Disclosure Guidance and Transparency Rules or the EU Market Abuse Regulation.  In addition, LivaNova will no longer be subject to the provisions of the UK Disclosure Guidance and Transparency Rules relating to the disclosure of changes in significant shareholdings in LivaNova.  LivaNova will continue to be subject to the rules and regulations of the US Securities and Exchange Commission, the Nasdaq Stock Market rules (the "Nasdaq Rules") and all other laws, rules and regulations applicable to a company with shares listed on Nasdaq.  In addition, LivaNova will continue to be subject to the UK Companies Act 2006 and all other United Kingdom laws and regulations to the extent applicable to a public company incorporated in England and Wales with shares listed on Nasdaq.

Following the Cancellation, as LivaNova will remain a public limited company incorporated in England and Wales but its securities will not be admitted to trading on a regulated market in the United Kingdom (or the Channel Islands or the Isle of Man), the City Code on Takeovers and Mergers (the "Code") will only apply to LivaNova if it is considered by the Panel on Takeovers and Mergers (the "Panel") to have its place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man).  This is known as the "residency test".  The way in which the test for central management and control is applied for the purposes of the Code may be different from the way in which it is applied by the United Kingdom tax authorities, HM Revenue & Customs ("HMRC").  Under the Code, the Panel will look to where the majority of the directors of LivaNova are themselves resident, amongst other factors, for the purposes of determining where LivaNova has its place of central management and control.  Accordingly, following the Cancellation, the Panel has confirmed to LivaNova that the Code will not apply to LivaNova and LivaNova will therefore not have the benefit of the protections the Code affords, including, but not limited to, the requirement that a person who acquires an interest in Shares carrying 30% or more of the voting rights in LivaNova must make a cash offer to all other shareholders at the highest price paid in the 12 months before the offer was announced.

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LivaNova will continue to prepare its consolidated United Kingdom statutory accounts under International Financial Reporting Standards and in accordance with the applicable requirements of the UK Companies Act 2006.

As LivaNova has to date complied principally with the corporate governance requirements outlined in the Nasdaq Rules and has only complied with the UK Corporate Governance Code to the extent that the relevant sections overlap, and are consistent with, the Nasdaq Rules, LivaNova does not expect there to be any material change in the corporate governance procedures applied by LivaNova as a result of the Cancellation.

Information for holders of DIs

LivaNova has put in place a DI facility to give investors the option to hold interests in such Shares through CREST in the form of DIs (the "DI Facility").  Under the DI Facility, book-entry interests in respect of Shares are credited to the DTC participant account of Computershare Trust Company, N.A. ("CTCNA"), as custodian, and corresponding DIs are issued by Computershare Investor Services PLC ("Computershare"), as depositary and issuer of the DIs, to CREST accounts nominated by the investor.  In connection with the proposed Cancellation, the DI Facility will be terminated.  LivaNova has instructed Computershare as the depositary to terminate the DI Facility with effect from the close of business on April 4, 2017 (the "DI Facility Termination Date").  Consequently, and in accordance with the terms of the deed poll executed in respect of LivaNova's DIs, Computershare will provide 30 days' notice of termination to all DI holders.

Prior to the DI Facility Termination Date, any DI holder may continue to direct their broker to complete a CREST Stock Withdrawal in order for their DIs to be cancelled by Computershare and for book-entry interests in respect of the underlying Shares to be transferred from the DTC participant account of CTCNA to the account of their designated DTC participant.

Any DIs remaining in the DI Facility as at the DI Facility Termination Date will automatically be cancelled and replaced through CREST on or shortly after the DI Facility Termination Date with CREST depository interests ("CDIs") representing the same number of underlying Shares.  Such underlying Shares will, from this time, be held by CREST International Nominees Limited, as custodian in the DTC clearance system for Euroclear UK & Ireland Ltd. ("Euroclear") as the depository and issuer of the CDIs.

LivaNova will cover all cross-border DI cancellation fees typically charged by Computershare in respect of the cancellation of DIs up to and including close of business on March 23, 2017.  After that date, any such fees will be payable by the relevant DI holders.

Investors in LivaNova who convert their DIs or CDIs to Shares which are to be held by a DTC participant will be able to trade those Shares on Nasdaq.

Investors in LivaNova who do not by the DI Facility Termination Date take the necessary action to cancel their DIs and take receipt of the Shares into an account of a DTC participant will have their DIs automatically converted to CDIs.  Holders of CDIs will continue to be able to trade the Shares on Nasdaq by requesting the cancellation of the CDIs and the release of the underlying Shares from the DTC participant account of CREST International Nominees Limited to the account of their designated DTC participant (in accordance with Euroclear's standard protocols).

DI holders should contact their nominee, stockbroker, bank or other agent to obtain further information on how the Cancellation will impact them and their ability to hold CDIs and/or to trade their Shares on Nasdaq.

UK stamp duty and stamp duty reserve tax ("SDRT")

The following summary does not constitute legal or tax advice and is not exhaustive.  DI holders should consult their own professional advisers on the potential tax consequences of the steps summarised under "Information for holders of DIs" above.

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Transfers of DIs in respect of underlying Shares within CREST are currently subject to SDRT.  Transfers of CDIs in respect of underlying Shares within CREST may also be subject to SDRT, subject to any specific clearances obtained by Euroclear from HMRC.  CREST is obliged to collect SDRT on relevant transactions settled within the CREST system.

No charge to UK stamp duty or SDRT should arise on the cancellation of the DIs or any corresponding transfer of book-entry interests in respect of the underlying Shares to the account of a designated DTC participant or (save where a change in beneficial ownership takes place) any corresponding transfer of the underlying Shares outside DTC.

No charge to UK stamp duty or SDRT should generally arise on the transfer of book-entry interests in Shares effected through the DTC clearance system.

If Shares are withdrawn from the DTC clearance system, any subsequent redeposit into DTC (or other clearance service or depositary receipt system) of such Shares will generally incur UK stamp duty or SDRT at the rate of 1.5% of the amount or value of the consideration (rounded up on the case of UK stamp duty to the nearest £5) or, in certain circumstances, the value of the shares.

Timetable

February 23, 2017:	The application to the UK Listing Authority for the Shares to be cancelled from the Official List, and to the LSE for the admission to trading of the Shares to be cancelled was made.
February 23, 2017 – March 23, 2017 (inclusive):	Cross-border DI cancellation fees to be covered by LivaNova.
April 4, 2017:
The expected last day of dealings in the Shares on the LSE.  It is also the last date for DI holders to trade on the LSE or to direct a transfer of book-entry interests in respect of the underlying Shares to the account of a DTC participant. The DI Facility terminates at Close of Business on this date.

April 5, 2017:	The expected cancellation of the listing and of the trading in the Shares on the Main Market at or around 8:00 am BST.
April 6, 2017
The expected date for the issuance of CDIs representing Shares where DI holders have not requested cancellation of their DIs and directed a transfer of the book-entry interests in respect of the underlying Shares to the account of a DTC participant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: February 23, 2017	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

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